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                                                                   EXHIBIT 10.76


                              AMENDMENT NUMBER ONE
                                       TO
                                OPTION AGREEMENT

         This AMENDMENT NUMBER ONE TO OPTION AGREEMENT (the "Amendment") is entered into on this 13th day of November, 2000, by and between JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation, or its designee ("JJFMS"), and SODEXHO ALLIANCE, S.A., a French societe anonyme, or its designee ("Sodexho").

                                   WITNESSETH:

         WHEREAS, JJFMS and Sodexho, among others, are parties to that certain Stock Acquisition Agreement, dated as of September 11, 2000 (the "Stock Acquisition Agreement"), pursuant to which: (i) Sodexho agreed to purchase from CCA (UK) Limited, a company incorporated in England and Wales whose registered number is 2147489 ("CCA UK"), fifty percent (50%) of the aggregate issued and outstanding shares of U.K. Detention Services Limited, a company incorporated in England and Wales whose registered number is 2147491 ("UKDS") (the "UKDS Shares"); and (ii) Sodexho agreed to purchase from JJFMS fifty percent (50%) of the aggregate issued and outstanding shares of Corrections Corporation of Australia Pty. Ltd. A.C.N. 010 921 641, an Australian corporation ("CCA Australia") (the "CCA Australia Shares");

         WHEREAS, JJFMS and Sodexho are also parties to that certain Option Agreement, dated as of September 11, 2000 (the "Option Agreement"), pursuant to which Sodexho granted to JJFMS the option to purchase: (i) twenty-five percent (25%) of the aggregate issued and outstanding shares of UKDS (the "UKDS Option Shares"); and (ii) twenty-five (25%) of the aggregate issued and outstanding shares of CCA Australia (the "CCA Australia Option Shares"), provided that the purchase and sale of the UKDS Shares and the CCA Australia Shares is completed under the terms of the Stock Acquisition Agreement;

         WHEREAS, simultaneously herewith, the parties to the Stock Acquisition Agreement have amended the terms of such agreement to provide for an adjustment to the Purchase Price (as such term is defined in the Stock Acquisition Agreement) of the UKDS Shares and the CCA Australia Shares; and

         WHEREAS, in connection with the foregoing, the parties now desire to amend the terms of the Option Agreement to provide for an adjustment to the purchase price of the UKDS Option Shares and the CCA Australia Option Shares under the Option Agreement as set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants, agreements, and conditions in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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         1. Amendment to Option Agreement.

         1.1 The existing language of Section 3 of the Option Agreement shall be deleted in its entirety, and, in lieu thereof, the following language shall be inserted:

         "3. Purchase Price of Shares. During the period beginning on the date of this Agreement and ending on 11:59 p.m., Nashville, Tennessee time, on the date which is eighteen (18) months from the date of this Agreement (the "Initial Period"), (i) the aggregate purchase price of the UKDS Option Shares shall be Three Million One Hundred Twenty-Five Thousand U.S. Dollars ($3,125,000)(US); and (ii) the aggregate purchase price of the CCA Australia Option Shares shall be Eight Hundred Seventy-Five Thousand U.S. Dollars ($875,000)(US). During the period beginning on the day immediately following the end of the Initial Period and ending on 11:59 p.m., Nashville, Tennessee time, on the day of the second anniversary of the date of this Agreement (the "Subsequent Period"), (i) the aggregate purchase price of the UKDS Option Shares shall be Three Million Two Hundred Eighty-One Thousand Two Hundred Fifty U.S. Dollars ($3,281,250)(US), and (ii) the aggregate purchase price of the CCA Australia Option Shares shall be Nine Hundred Eighteen Thousand Seven Hundred Fifty U.S. Dollars ($918,750)(US). The purchase price shall be payable by bank wire transfer or such other form of payment as may be acceptable to JJFMS and Sodexho."

         1.2 All other provisions contained in the Option Agreement, any exhibit or attachment thereto, and any documents or instruments referred to therein, shall hereby be amended, where appropriate and the context requires, to reflect the Purchase Price adjustment and the amendment contained in Section 1.1. above.

         2. Authorization. Each of JJMSI and Sodexho hereby represent and warrant to each other that the execution, delivery, and performance of this Amendment are within the powers of such party and have been duly authorized by such party, the execution and performance of this Amendment by such party have been duly authorized by all applicable laws and regulations, and this Amendment constitutes the valid and enforceable obligation of such party in accordance with its terms.

         3. Effect of Amendment. Except as modified or amended herein, all terms and provisions of the Option Agreement shall continue and remain in full force and effect. Any capitalized terms used herein and not otherwise defined shall have such meaning as may be ascribed to them in the Option Agreement.

         4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand; mailed (registered or certified mail, postage prepaid, return receipt requested); or by nationally recognized courier service as follows:



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                       If to JJFMS:

                       Juvenile and Jail Facility Management Services, Inc. 10 Burton Hills Boulevard
                       Nashville, Tennessee  37215
                       Attn: Chief Executive Officer and President

                       With a copy to:

                       Elizabeth E. Moore, Esq.
                       Stokes Bartholomew Evans & Petree, P.A.
                       424 Church Street, Suite 2800
                       Nashville, Tennessee 37219

                       If to Sodexho:

                       Sodexho Alliance, S.A.
                       3 avenue Newton
                       78180 Montigny-le-Bretonneux
                       FRANCE
                       Attn:  Jean-Pierre Cuny

                       With a copy to:

                       Howard K. Fuguet, Esq.
                       Ropes & Gray
                       One International Place
                       Boston, Massachusetts 02110

         5. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other term or provision hereof, and this Amendment in such event shall be construed in all respects as if any invalid or unenforceable provisions were not included in this Amendment.

         6. Governing Law. This Amendment shall be governed by and be interpreted under the laws of the State of New York without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York over any action or proceeding to enforce any right under this Agreement. The parties further acknowledge that irrevocable damage would occur in the event that any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Southern District of New York, this being in


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addition to any other remedy to which they may be entitled at law or equity. The
English language version of all documents related to the transactions contemplated hereby shall govern.

         7. Entire Agreement. This Amendment constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except for such additional agreements as are contained in the Stock Acquisition Agreement and in any agreements related thereto.

         8. Amendment. No change or modification of this Amendment shall be valid unless the same is in writing and signed by the parties to this Amendment. This Amendment may be terminated at any time by an instrument in writing signed by the parties to this Amendment.

         9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original.

         10. Section Headings. The section headings are for reference only and shall not limit or control the meaning of any provision of this Amendment.

         11. Waiver. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Amendment; however, any of the terms or conditions of this Amendment may be waived in writing at any time by the party hereto which is entitled to the benefit thereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                      SODEXHO:

                                      SODEXHO ALLIANCE, S.A.



                                      By: /s/ Jean-Pierre Cuny
                                          --------------------------------------
                                      Title: Senior Vice President
                                             -----------------------------------



                                      JJFMS:

                                      JUVENILE AND JAIL FACILITY MANAGEMENT
                                      SERVICES, INC.



                                      By: /s/ Darrell K. Massengale
                                          --------------------------------------
                                      Title: President and CEO
                                             -----------------------------------





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